SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549



                                     FORM 8-K


                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                December 27, 1996


                        KINDERCARE LEARNING CENTERS, INC.
                (Exact name of registrant as specified in charter)




                                     Delaware
                           (State or other jurisdiction
                                of incorporation)


                0-17098                              63-0941966

          (Commission File No.)           (IRS employer identification no.)


                  2400 Presidents Drive, Montgomery, Alabama 36166
              (Address of principal executive offices)       (Zip Code)


                 Registrant's telephone number, including area code:
                                   (334) 277-5090







         ITEM 5.   OTHER EVENTS.

              KinderCare Learning Centers, Inc. (the "Registrant") and KCLC Acquisition Corp. ("KCLC"), a newly formed corporation organized at the direction of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), entered into an Agreement and Plan of Merger, dated as of October 3, 1996 (the "Merger Agreement"). On De-cember 27, 1996, the Registrant and KCLC entered into a Merger Agreement Amendment (the "Amendment"), which provided that stockholders of the Registrant who receive cash for each of their shares in the merger would receive $19.00 per share. The Amendment is filed herewith as Exhibit 2 and is incorporated herein by reference. The Amendment also adjusts the fixed number of shares of common stock of the Registrant that will be retained by current stockholders of the Registrant who elect to retain such shares such that the percentage of the Registrant's common stock owned by pre-merger stockholders will remain approximately 15 percent.




         ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

              (c) The following exhibits are filed with this report:


              Exhibit Number                Description

                   2 Amendment, dated as of December 27, 1996, to the Agreement and Plan of Merger between KCLC and the Registrant, dated as of Octo-ber 3, 1996.







                                    SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly autho-rized.


                             KINDERCARE LEARNING CENTERS, INC.



                             By:     /s/ Philip L. Maslowe
                             Name:   Philip L. Maslowe
                             Title:  Executive Vice President
                                     and Chief Financial Officer


         Date:  January 3, 1997







                                  EXHIBIT INDEX





          Exhibit
             No.                            Description

               2 Amendment, dated as of December 27, 1996, to the Agreement and Plan of Merger between KCLC and the Registrant, dated as of October 3, 1996.